Exhibit 99.A

EXHIBIT A

Joint Filing Agreement

Ospraie Real Assets Fund LP, a Delaware limited partnership, Ospraie Real Assets GP LLC, a Delaware limited liability company, Ospraie Management, LLC, a Delaware limited liability company, Ospraie Holding I, L.P., a Delaware limited partnership, Ospraie Management Inc., a Delaware corporation, and Dwight Anderson, an individual, hereby agree to file jointly the statement on Schedule 13G to which this Joint Filing Agreement is attached, and any amendments thereto which may be deemed necessary, pursuant to Regulation 13D-G under the Securities Exchange Act of 1934, as amended.

It is understood and agreed that each of the parties hereto is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, but such party is not responsible for the completeness or accuracy of information concerning the other party unless such party knows or has reason to believe that such information is inaccurate.

It is understood and agreed that a copy of this Agreement shall be attached as an exhibit to the statement on Schedule 13G, and any amendments hereto, filed on behalf of each of the parties hereto.

Date: August 10, 2026	Ospraie Real Assets Fund LP

	By:	Ospraie Real Assets GP LLC, its General Partner

	By:	/s/ Dwight Anderson
	Name:	Dwight Anderson
	Title:	Managing Member

Date: August 10, 2026	Ospraie Real Assets GP LLC

	By:	/s/ Dwight Anderson
	Name:	Dwight Anderson
	Title:	Managing Member

Date: August 10, 2026	Ospraie Management, LLC

	By:	Ospraie Holding I, L.P., its Managing Member

	By:	Ospraie Management Inc., its General Partner

	By:	/s/ Dwight Anderson
	Name:	Dwight Anderson
	Title:	Sole Owner

Date: August 10, 2026	Ospraie Holding I, L.P.

	By:	Ospraie Management Inc., its General Partner

	By:	/s/ Dwight Anderson
	Name:	Dwight Anderson
	Title:	Sole Owner

Date: August 10, 2026	Ospraie Management Inc.

	By:	/s/ Dwight Anderson
	Name:	Dwight Anderson
	Title:	Sole Owner

Date: August 10, 2026	/s/ Dwight Anderson
	Name:	Dwight Anderson